Align Technology Announces Record First Quarter 2017 Results

SAN JOSE, CA--(Marketwired - April 27, 2017) -

-- Q1 revenues up 5.8% sequentially, up 30.0% year-over-year to a record $310.3 million
-- Q1 Invisalign case shipments up 9.5% sequentially, up 27.1% year-over-year to a record 208 thousand cases
-- Q1 International Invisalign case shipments up 41% year-over-year, North America Invisalign case shipments up 20% year-over-year
-- Q1 Invisalign case shipments to teenage patients up 11.3% sequentially, up 31.6% year-over-year

Align Technology, Inc. (NASDAQ: ALGN) today reported financial results for the first quarter ended March 31, 2017. Invisalign case shipments in the first quarter of 2017 (Q1'17) were 208.1 thousand, a 27.1% increase year-over-year. For Q1'17, revenues were $310.3 million, a 30.0% increase year-over-year, and net profit was $69.4 million, or $0.85 per diluted share, up $0.35 per diluted share compared to the same period in the prior year. Q1'17 EPS included the benefit of $21.3 million, or $0.26, from excess tax benefits on stock based compensation in accordance with the new accounting guidance.

Commenting on Align's Q1 2017 results, Align Technology President and CEO Joe Hogan said, "2017 is off to a great start with first quarter revenues, volumes, gross margin and EPS above our expectations. For the quarter, net revenues were up 30% year-over-year, driven by strong Invisalign case shipments of 27% year-over-year to a record 38.9 thousand doctors shipped to during the quarter. These results reflect growth from both our North America and International regions, and higher than expected teenage cases across the board, which increased 32% year-over-year. iTero scanner revenues increased 47% year-over-year, and were down sequentially as expected."

GAAP Summary Financial Comparisons

First Quarter Fiscal 2017

----------------------------------------------------------------------------
                             Q1'17    Q4'16    Q1'16  Q/Q Change  Y/Y Change
----------------------------------------------------------------------------
Invisalign Case Shipments* 208,060  190,055  163,695    +9.5%       +27.1%
Net Revenues               $310.3M  $293.2M  $238.7M    +5.8%       +30.0%
 Clear Aligner**           $282.4M  $251.5M  $219.7M    +12.3%      +28.5%
 Scanner & Services         $27.9M   $41.7M   $19.0M   (33.0)%      +46.9%
Net Profit                  $69.4M   $47.6M   $40.5M    +45.8%      +71.2%
Diluted EPS                  $0.85    $0.59    $0.50    +$0.26      +$0.35
----------------------------------------------------------------------------

Note: Changes and percentages are based on actual values and may effect totals due to rounding
* Invisalign Shipment figures does not include SmileDirectClub aligners
** Clear aligner revenue includes revenues from Invisalign clear aligners and SmileDirectClub aligners

As of March 31, 2017, Align had $644.2 million in cash, cash equivalents and marketable securities compared to $700.0 million as of December 31, 2016. In Q1'17, we purchased a new headquarters building in San Jose, California for approximately $44.1 million. We also paid $36.5M for employee taxes related to the net settlement of vesting employee stock awards during the quarter. Lastly, we repurchased approximately 0.04 million shares of stock for $3.8 million in Q1'17 under the 2014 Repurchase Program. Align has $300.0 million available for repurchase under its 2016 Repurchase Program announced on April 28, 2016.

Q2 2017 Business Outlook

For the second quarter of 2017 (Q2'17), Align provides the following guidance:

-- Invisalign case shipments in the range of 221 thousand to 224 thousand, up approximately 25% to 27% over the same period a year ago.
-- Net revenues in the range of $340 million to $345 million, up approximately 26% to 28% over the same period a year ago.
-- Diluted EPS in the range of $0.71 to $0.74, which includes $0.03 of excess tax benefit.

Regarding our tax rate: During the first quarter of 2017, we adopted accounting standards update entitled "Improvements to Employee Share-Based Payment Accounting". Under this new standard, excess tax benefits and deficiencies associated with employee share-based payments are no longer recognized as additional paid-in capital on the balance sheet but instead are recognized directly to income tax expense or benefit in the income statement for the reporting period in which they occur. Under this new standard, we expect our Q2 effective tax rate to be approximately 21%, which includes $2 to $3 million in excess tax benefits.

Align Web Cast and Conference Call

Align will host a conference call today, April 27, 2017 at 4:30 p.m. ET, 1:30 p.m. PT, to review its first quarter 2017 results, discuss future operating trends and the business outlook. The conference call will also be web cast live via the Internet. To access the webcast, go to the "Events & Presentations" section under Company Information on Align's Investor Relations web site at http://investor.aligntech.com. To access the conference call, please dial 201-689-8261. An archived audio web cast will be available beginning approximately one hour after the call's conclusion and will remain available for approximately 12 months. Additionally, a telephonic replay of the call can be accessed by dialing 877-660-6853 with conference number 13658703 followed by #. For international callers, please dial 201-612-7415 and use the same conference number referenced above. The telephonic replay will be available through 5:30 p.m. ET on May 11, 2017.

About Align Technology, Inc.

Align Technology designs and manufactures the Invisalign® system, the most advanced clear aligner system in the world, and iTero® intraoral scanners and services. Align's products help dental professionals achieve the clinical results they expect and deliver effective, cutting-edge dental options to their patients. Visit www.aligntech.com for more information.

For additional information about the Invisalign system or to find an Invisalign provider in your area, please visit www.invisalign.com. For additional information about iTero digital scanning system, please visit www.itero.com.

Forward-Looking Statement

This news release, including the tables below, contains forward-looking statements, including statements regarding certain business metrics for the second quarter of 2017, including, but not limited to, anticipated net revenues, gross margin, operating expenses, operating profit, diluted earnings per share, tax rate and case shipments. Forward-looking statements contained in this news release and the tables below relating to expectations about future events or results are based upon information available to Align as of the date hereof. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. As a result, actual results may differ materially and adversely from those expressed in any forward-looking statement. Factors that might cause such a difference include, but are not limited to, difficulties predicting customer and consumer purchasing behavior, Align's ability to protect its intellectual property rights, continued compliance with regulatory requirements, competition from existing and new competitors, the willingness and ability of our customers to maintain and/or increase product utilization in sufficient numbers, the possibility that the development and release of new products does not proceed in accordance with the anticipated timeline, the possibility that the market for the sale of these new products may not develop as expected, or that the expected benefits of new or existing business relationships will not be achieved as anticipated, the risks relating to Align's ability to sustain or increase profitability or revenue growth in future periods while controlling expenses, growth related risks, including capacity constraints and pressure on our internal systems and personnel, continued customer demand for our existing and new products, changes in consumer spending habits as a result of, among other things, prevailing economic conditions, levels of employment, salaries and wages and consumer confidence, the timing of case submissions from our doctors within a quarter, acceptance of our products by consumers and dental professionals, foreign operational, political and other risks relating to Align's international manufacturing operations, Align's ability to develop and successfully introduce new products and product enhancements and the loss of key personnel. These and other risks are detailed from time to time in Align's periodic reports filed with the Securities and Exchange Commission, including, but not limited to, its Annual Report on Form 10-K for the year ended December 31, 2016, which was filed with the Securities and Exchange Commission (SEC) on February 28, 2017. Align undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

ALIGN TECHNOLOGY, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

                                                 Three Months Ended
                                        ------------------------------------

                                          March 31, 2017     March 31, 2016
                                        -----------------  -----------------

Net revenues                            $         310,341  $         238,720

Cost of net revenues                               74,716             58,093
                                        -----------------  -----------------

Gross profit                                      235,625            180,627
                                        -----------------  -----------------

Operating expenses:
 Selling, general and adminstrative               151,148            112,210
 Research and development                          22,804             15,083
                                        -----------------  -----------------
  Total operating expenses                        173,952            127,293

Income from operations                             61,673             53,334

Interest and other income (expense),
 net                                                1,645              (427)
                                        -----------------  -----------------

Net income before provision for income
 taxes and equity in losses of
 investee                                          63,318             52,907

Provision (benefit) for income taxes              (7,223)             12,361
Equity in losses of investee, net of
 tax                                                1,121                  -
                                        -----------------  -----------------

Net income                              $          69,420  $          40,546
                                        =================  =================

Net income per share:
 Basic                                  $            0.87  $            0.51
                                        =================  =================
 Diluted                                $            0.85  $            0.50
                                        =================  =================

Shares used in computing net income
 per share:
 Basic                                             79,904             79,831
                                        =================  =================
 Diluted                                           81,534             81,320
                                        =================  =================

ALIGN TECHNOLOGY, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

                                            March 31,        December 31,
                                               2017               2016
                                        -----------------  -----------------
                ASSETS

Current assets:
 Cash and cash equivalents              $         261,027  $         389,275
 Marketable securities, short-term                284,559            250,981
 Accounts receivable, net                         267,128            247,415
 Inventories                                       35,174             27,131
 Prepaid expenses and other current
  assets                                           70,279             38,176
                                        -----------------  -----------------
  Total current assets                            918,167            952,978

Marketable securities, long-term                   98,574             59,783
Property, plant and equipment, net                231,692            175,167
Equity method investments                          43,940             45,061
Goodwill and intangible assets, net                92,447             81,998
Deferred tax assets                                60,068             67,844
Other assets                                       14,405             13,320
                                        -----------------  -----------------

  Total assets                          $       1,459,293  $       1,396,151
                                        =================  =================

  LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
 Accounts payable                       $          37,028  $          28,596
 Accrued liabilities                              125,631            134,332
 Deferred revenues                                202,895            191,407
                                        -----------------  -----------------
  Total current liabilities                       365,554            354,335

Income tax payable                                 46,322             45,133
Other long term liabilities                         2,542              1,294
                                        -----------------  -----------------
  Total liabilities                               414,418            400,762

Total stockholders' equity                      1,044,875            995,389
                                        -----------------  -----------------

  Total liabilities and stockholders'
   equity                               $       1,459,293  $       1,396,151
                                        =================  =================

ALIGN TECHNOLOGY, INC.
INVISALIGN BUSINESS METRICS*

                                         Q1        Q2        Q3        Q4
                                        2016      2016      2016      2016
Invisalign Average Selling Price
 (ASP):
 Worldwide ASP                       $   1,255 $   1,285 $   1,285 $   1,230
 International ASP                   $   1,315 $   1,345 $   1,365 $   1,315

Invisalign Cases Shipped by
 Geography:
 North America                         110,500   114,855   115,900   122,555
 International                          53,195    62,140    61,855    67,500
                                     --------- --------- --------- ---------
  Total Cases Shipped                  163,695   176,995   177,755   190,055
                                     ========= ========= ========= =========
   YoY % growth                          25.2%     22.4%     20.5%     18.5%
   QoQ % growth                           2.1%      8.1%      0.4%      6.9%

Number of Invisalign Doctors Cases
 Were Shipped To:
 North America                          22,355    22,575    22,570    23,265
 International                          11,280    12,485    12,720    13,635
                                     --------- --------- --------- ---------
  Total Doctors Cases Shipped To        33,635    35,060    35,290    36,900
                                     ========= ========= ========= =========

Invisalign Doctor Utilization
 Rates*:
 North America                             4.9       5.1       5.1       5.3
 North American Orthodontists             10.4      10.7      11.1      11.3
 North American GP Dentists                3.0       3.1       3.0       3.2
 International                             4.7       5.0       4.9       5.0
  Total Utilization Rates                  4.9       5.1       5.0       5.2
  * # of cases shipped/# of doctors
   to whom cases were shipped

Number of Invisalign Doctors
 Trained:
 North America                             875     1,125     1,300     1,420
 International                           1,605     1,760     1,315     2,280
                                     --------- --------- --------- ---------
  Total Doctors Trained Worldwide        2,480     2,885     2,615     3,700
                                     ========= ========= ========= =========
  Total to Date Worldwide              106,270   109,155   111,770   115,470
                                     ========= ========= ========= =========
Note: Historical public data may differ due to rounding. Additionally, rounding may effect totals.
*Invisalign business metrics exclude
 SmileDirectClub aligners.

ALIGN TECHNOLOGY, INC.
STOCK-BASED COMPENSATION
(in thousands)

                                         Q1        Q2        Q3        Q4
                                        2016      2016      2016      2016
Stock-based Compensation (SBC)
 SBC included in Gross Profit        $     961 $     932 $     995 $   1,078
 SBC included in Operating Expenses     11,563    12,767    12,716    13,136
                                     --------- --------- --------- ---------
  Total SBC Expense                  $  12,524 $  13,699 $  13,711 $  14,214
                                     ========= ========= ========= =========

ALIGN TECHNOLOGY, INC.
INVISALIGN BUSINESS METRICS*

                                    -------------------
                                           Fiscal                Q1
                                            2016                2017
Invisalign Average Selling Price
 (ASP):
 Worldwide ASP                      $             1,265 $              1,270
 International ASP                  $             1,335 $              1,325

Invisalign Cases Shipped by
 Geography:
 North America                                  463,810              132,885
 International                                  244,690               75,175
                                    ------------------- --------------------
  Total Cases Shipped                           708,500              208,060
                                    =================== ====================
   YoY % growth                                   21.5%                27.1%
   QoQ % growth                                                         9.5%

Number of Invisalign Doctors Cases
 Were Shipped To:
 North America                                   34,065               23,910
 International                                   20,415               14,955
                                    ------------------- --------------------
  Total Doctors Cases Shipped To                 54,480               38,865
                                    =================== ====================

Invisalign Doctor Utilization
 Rates*:
 North America                                     13.6                  5.6
 North American Orthodontists                      36.6                 12.6
 North American GP Dentists                         7.6                  3.1
 International                                     12.0                  5.0
  Total Utilization Rates                          13.0                  5.4
  * # of cases shipped/# of doctors
   to whom cases were shipped

Number of Invisalign Doctors
 Trained:
 North America                                    4,720                  980
 International                                    6,960                2,280
                                    ------------------- --------------------
  Total Doctors Trained Worldwide                11,680                3,260
                                    =================== ====================
  Total to Date Worldwide                       115,470              118,730
                                    =================== ====================
Note: Historical public data may
 differ due to rounding.
 Additionally, rounding may effect
 totals.
*Invisalign business metrics exclude
 SmileDirectClub aligners.

ALIGN TECHNOLOGY, INC.
STOCK-BASED COMPENSATION
(in thousands)

                                    -------------------
                                           Fiscal                 Q1
                                            2016                 2017
Stock-based Compensation (SBC)
 SBC included in Gross Profit       $             3,966 $                925
 SBC included in Operating Expenses              50,182               13,887
                                    ------------------- --------------------
  Total SBC Expense                 $            54,148 $             14,812
                                    =================== ====================

ALIGN TECHNOLOGY, INC.
BUSINESS OUTLOOK SUMMARY
(unaudited)

The outlook figures provided below and elsewhere in this press release are approximate in nature since Align's business outlook is difficult to predict. Align's future performance involves numerous risks and uncertainties and the company's results could differ materially from the outlook provided. Some of the factors that could affect Align's future financial performance and business outlook are set forth under "Forward
 Looking Information" above in this press release.

Financial Outlook
(in millions, except per share amounts and
 percentages)

                                                   Q2'17 Guidance
                                                  ---------------

                                                        GAAP
                                                  ---------------

Net Revenues                                        $340 - $345

Gross Margin                                       74.0% - 75.0%

Operating Expenses                                  $180 - $184

Operating Margin                                   21.0% - 21.7%

Net Income per Diluted Share                       $0.71 - $0.74  (1)

Business Metrics:                                      Q2'17
                                                  ---------------

Case Shipments                                      221K - 224K
Capital Expenditure                                 $30M - $35M
Depreciation & Amortization                          $8M - $9M
Diluted Shares Outstanding                             81.6M      (2)
Stock Based Compensation Expense                       $14.7M
Effective Tax Rate                                      21%       (1)

(1) Includes the benefit from the adoption of the new accounting standard update for share-based compensation
(2) Excludes any stock repurchases during the
 quarter